UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2024

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40674	52-2210438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9713 Key West Avenue, Suite 400

Rockville, Maryland 20850

(Address of principal executive offices, including zip code)

(301) 944-1700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MXCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2024, MaxCyte, Inc. (the “Company”) increased the size of the Company’s Board of Directors (the “Board”) from nine to ten directors, and appointed Cynthia Collins as a Class II director to fill the vacancy, effective as of that same date. The Board also appointed Ms. Collins to serve on the Compensation Committee of the Board.

There are no arrangements or understandings between Ms. Collins and any other person pursuant to which Ms. Collins was selected as a director. There are no transactions involving Ms. Collins that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment as a director of the Company, Ms. Collins will enter into the Company’s standard indemnification agreement applicable to non-employee directors and will be eligible for compensation in accordance with the Company’s director compensation program, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2024.

In addition, at the close of business on October 14, 2024, Ms. Collins will receive a grant of 97,698 stock options and 51,679 restricted stock units. The stock options will vest over three years, with an initial vesting of one-third after 12 months and the remainder vesting ratably monthly over the following 24 months, subject to Ms. Collins' continued service on the Board.  The restricted stock units will vest over a one-year period, with 100% vesting 12 month following the grant date, subject to Ms. Collins’ continued service on the Board.  The stock options and restricted stock units granted to Ms. Collins are to be settled in shares of the Company’s common stock.

Item 7.01 Regulation FD Disclosure.

On October 15, 2024, the Company issued a press release announcing Ms. Collins’ appointment. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated as of October 15, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxCyte, Inc.

Dated: October 15, 2024	By:	/s/ Douglas Swirsky
Douglas Swirsky
Chief Financial Officer